EXHIBIT 99.1
PROXY SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
AMERICAN BANCORPORATION
FOR THE SPECIAL MEETING OF SHAREHOLDERS
FEBRUARY __, 2002

The undersigned appoints _____________,  _______________and _______________, and
each of them as proxies, each with power to appoint his or her substitute, and hereby authorizes any of them to represent and to vote, all shares of the Common Stock, without par value, of American Bancorporation, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the principal executive offices of American, 1025 Main Street, Suite 800, Wheeling, West Virginia 26003, on ________, February __, 2002, and at all adjournments thereof, as fully as the undersigned could if personally present. The Board of Directors recommends a vote FOR each of the proposals.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1 OR 2, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

Please mark your votes [X] as in this example.

1. The proposal to consider and vote upon the approval and adoption of the Agreement and Plan of Merger dated as of February 22, 2001, as amended by the First Amendment thereto dated November 5, 2001, among American, WesBanco, Inc., WesBanco Bank, Inc., and AB Corporation, a subsidiary of WesBanco, Inc., pursuant to which American will be merged with and into AB Corporation:

FOR                               AGAINST                                ABSTAIN

[   ]                              [   ]                                  [   ]


2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting:

FOR                               AGAINST                                ABSTAIN

[   ]                              [   ]                                  [   ]

Signature(s) _____________________________________ Dated _________________, 2002

Signature(s) _____________________________________ Dated _________________, 2002

             Please sign exactly as your name appears on this Proxy
               and return the completed Proxy in the pre-addressed
                             postage-paid envelope.
           When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.